Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
     On March 5, 2008, MarketAxess Holdings Inc. (the “Company”) acquired Greenline Financial Technologies, Inc., an Illinois corporation (“GFT”) (the “Acquisition”) pursuant to a Stock Purchase and Investment Agreement, dated March 5, 2008 (the “Purchase Agreement”), by and among MarketAxess Technologies Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Buyer”), GFT, the Sellers party thereto (the “Sellers”) and the Sellers’ Representative party thereto. Under the terms of the Purchase Agreement, the Buyer acquired all of the outstanding capital stock of GFT and approximately ten percent of the outstanding capital stock of TradeHelm, Inc. (“TradeHelm”), a Delaware corporation that was spun out from GFT immediately prior to the Acquisition. The aggregate consideration paid by the Buyer to the Sellers was $35.0 million in cash and 725,923 shares of common stock of the Company. In addition, the Sellers are eligible to receive up to an aggregate of $3.0 million in cash, subject to GFT attaining certain earn-out targets set forth in the Purchase Agreement.
     The description of the Acquisition set forth above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase and Investment Agreement, dated as of March 5, 2008, by and among Buyer, GFT and the Sellers, which was filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K filed on March 6, 2008.
     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 with GFT’s historical results from continuing operations for the year ended December 31, 2007 and the period from January 1, 2008 to March 5, 2008, respectively, giving effect to the Acquisition as though it was completed on January 1, 2007. These unaudited pro forma combined condensed statements of operations do not give effect to any non-recurring expenses resulting from the Acquisition or any cost savings or incremental costs that may result from the integration of the Company and GFT.
     These unaudited pro forma combined condensed statements of operations should be read in conjunction with the historical consolidated financial statements of the Company included in its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the three months ended March 31, 2008, each filed with the Securities and Exchange Commission. In addition, the pro forma combined condensed statements of operations should be read in conjunction with the historical consolidated financial statements of GFT attached as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K. A pro forma combined condensed balance sheet has not been included herein as the balance sheet included in the Company’s most recent Form 10-Q for the three months ended March 31, 2008 already gave effect to the Acquisition.
     These pro forma combined condensed statements of operations are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. These pro forma combined condensed statements of operations do not purport to represent what the consolidated results of operations of the Company would actually have been if the acquisition had occurred on January 1, 2007, nor do they purport to project the results of operations of the Company for any future period or as of any date.

MARKETAXESS HOLDINGS INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except share and per share amounts)

	Historical
		Greenline
		Financial
	MarketAxess	Technologies,	Pro Forma		Pro Forma
	Holdings Inc.	Inc.	Adjustments	Notes	Combined
Revenues
Commissions	$80,214	—	—		$80,214
Information and user access fees	5,877	—	—		5,877
Investment income	5,242	108	(1,258)	(a)	4,092
Technology products and services	742	5,847	—		6,589
Other	1,568	—	—		1,568

Total revenues	93,643	5,955	(1,258)		98,340

Expenses
Employee compensation and benefits	43,051	2,277	—		45,328
Depreciation and amortization	7,170	226	1,484	(b)	8,880
Technology and communications	7,463	169	—		7,632
Professional and consulting fees	7,639	891	—		8,530
Occupancy	3,275	142	—		3,417
Marketing and advertising	1,905	138	—		2,043
General and administrative	5,889	369	—		6,258

Total expenses	76,392	4,212	1,484		82,088

Income before income taxes	17,251	1,743	(2,742)		16,252
Provision for income taxes	6,931	711	(1,173)	(c)	6,469

Net income	$10,320	$1,032	$(1,569)		$9,783

Net income per common share
Basic	$0.32				$0.30
Diluted	$0.30				$0.28
Weighted average shares used to compute net income per common share
Basic	32,293,036		725,923	(d)	33,018,959
Diluted	34,453,195		725,923	(d)	35,179,118
See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

MARKETAXESS HOLDINGS INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008
(In thousands, except share and per share amounts)

	Historical
		Greenline
		Financial
	MarketAxess	Technologies,	Pro Forma		Pro Forma
	Holdings Inc.	Inc.	Adjustments	Notes	Combined
Revenues
Commissions	$19,295	—	—		$19,295
Information and user access fees	1,481	—	—		1,481
Investment income	991	3	(210)	(a)	784
Technology products and services	767	1,798	—		2,565
Other	405	—	—		405

Total revenues	22,939	1,801	(210)		24,530

Expenses
Employee compensation and benefits	11,018	627	—		11,645
Depreciation and amortization	1,780	39	247	(b)	2,066
Technology and communications	2,106	35	—		2,141
Professional and consulting fees	2,153	204	—		2,357
Occupancy	767	45	—		812
Marketing and advertising	583	27	—		610
General and administrative	1,568	44	—		1,612

Total expenses	19,975	1,021	247		21,243

Income before income taxes	2,964	780	(457)		3,287
Provision for income taxes	1,368	314	(195)	(c)	1,487

Net income	$1,596	$466	$(262)		$1,800

Net income per common share
Basic	$0.05				$0.05
Diluted	$0.05				$0.05
Weighted average shares used to compute net income per common share
Basic	32,413,129		483,949	(d)	32,897,078
Diluted	33,394,866		483,949	(d)	33,878,815
See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS
     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 with GFT’s historical results from continuing operations for the year ended December 31, 2007 and the period from January 1, 2008 to March 5, 2008, respectively, giving effect to the acquisition as though it was completed on January 1, 2007. Certain historical information of GFT has been reclassified to conform to the presentation of the Company’s historical statements.
1. Acquisition
     On March 5, 2008, the Company acquired all of the outstanding capital stock of GFT, an Illinois-based provider of integration, testing and management solutions for Financial Information Exchange-related products and services designed to optimize electronic trading of fixed-income, equity and other exchange-based products, and approximately ten percent of the outstanding capital stock of TradeHelm, a Delaware corporation that was spun-out from GFT immediately prior to the acquisition. The acquisition of GFT broadens the range of technology services that the Company offers to institutional financial markets, provides an expansion of the Company’s client base, including global exchanges and hedge funds, and further diversifies the Company’s revenues beyond the core electronic credit trading products. The results of operations of GFT are included in the Company’s historical financial statements from the date of the acquisition.
     The aggregate consideration for the GFT acquisition was $41.4 million comprised of $35.0 million in cash, 725,923 shares of the Company’s common stock valued at $5.8 million and $0.6 million of acquisition-related costs. In addition, the sellers are eligible to receive up to an aggregate of $3.0 million in cash, subject to GFT attaining certain earn-out targets over the next two years. The cash portion of the purchase price is subject to a post-closing adjustment based on the net working capital of GFT on the closing date, on customary terms. A total of $2.3 million of the purchase price has been deposited into escrow accounts to satisfy potential indemnity claims and the post-closing net working capital adjustment. Absent any indemnity claims, the final amounts held in escrow will be distributed to the sellers on March 6, 2009. The shares of our common stock to be issued to each selling stockholder of GFT shall be held by the Company and released in two equal installments on December 20, 2008 and December 20, 2009, respectively. The value ascribed to the shares was discounted from the market value to reflect the non-marketability of such shares during the restriction period.
     The Company has completed a preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed at the date of acquisition. It is possible that the purchase price allocation will be adjusted upon finalization of the accounting for the acquired assets. The preliminary purchase price allocation is as follows (in thousands):

Cash	$6,396
Accounts receivable	2,200
Amortizable intangibles	8,420
Goodwill	28,502
Deferred tax assets, net	3,200
Other assets, including investment in TradeHelm	1,062
Accounts payable, accrued expenses and deferred revenue	(8,412)

Total purchase price	$41,368

     The amortizable intangibles include $3.2 million of acquired technology, $3.4 million of customer relationships, $1.3 million of non-competition agreements and $0.5 million of tradenames. Useful lives of ten years and five years have been assigned to the customer relationships intangible and all other amortizable intangibles, respectively. The identifiable intangible assets and goodwill are not deductible for tax purposes.
2. Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations:
(a)	To reduce investment income on the $35.0 million of cash utilized by the Company to fund the acquisition.
(b)	To record the amortization expense of intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price.
(c)	To record the tax effects of the pro forma adjustments.
(d)	To reflect the impact of the shares of the Company’s common stock issued as consideration in the transaction.